Exhibit 99.1

Marvell Technology, Inc. Announces Final Results of Exchange Offers for Marvell Technology Group Ltd. Notes

SANTA CLARA, Calif., May 3, 2021 /PRNewswire/ -- Marvell Technology, Inc. (“MTI”) announced today the expiration and final results of its (i) offers to exchange (the “Exchange Offers”) any and all outstanding 4.200% Senior Notes due 2023 and 4.875% Senior Notes due 2028 (together, the “Marvell Notes”) issued by Marvell Technology Group Ltd. (“Marvell”) for up to an aggregate principal amount of $1.0 billion of new 4.200% Senior Notes due 2023 (the “2023 MTI Notes”) and 4.875% Senior Notes due 2028 (the “2028 MTI Notes” and, together with the 2023 MTI Notes, the “MTI Notes”) issued by MTI and (ii) related solicitations of consents (the “Consent Solicitations”).

The Exchange Offers and Consent Solicitations expired at 11:59 p.m., New York City time, on April 30, 2021 (the “Expiration Date”). As of the Expiration Date, $913,344,000 in aggregate principal amount of Marvell Notes as set forth in the table below had been validly tendered and not validly withdrawn in the Exchange Offers and Consent Solicitations.

Series of Marvell Notes	CUSIP/ISIN	Aggregate Principal Amount Outstanding at Commencement	Amount Tendered as of the Expiration Date	Percentage
4.200% Senior Notes due 2023	57385L AA6 / US57385LAA61	$500,000,000	$433,865,000	86.77%
4.875% Senior Notes due 2028	57385L AB4 / US57385LAB45	$500,000,000	$479,479,000	95.90%

MTI has accepted for exchange all tendered Marvell Notes in the Exchange Offers. Upon settlement of the Exchange Offers, MTI expects to issue $433,817,000 in aggregate principal amount of 2023 MTI Notes and $479,394,000 in aggregate principal amount of 2028 MTI Notes. In addition, for each $1,000 principal amount of Marvell Notes validly tendered (and not validly withdrawn) at or prior to the Expiration Date, eligible holders of Marvell Notes will receive a consent payment of $1.00 in cash. The settlement date for the Exchange Offers and Consent Solicitations is expected to be May 4, 2021.

The terms of the MTI Notes to be issued in the Exchange Offers are substantially identical to the terms of the corresponding series of Marvell Notes, except that the MTI Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. MTI has agreed to enter into a registration rights agreement with respect to the MTI Notes under certain circumstances.

The Exchange Offers and Consent Solicitations were made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum, dated April 5, 2021. The Exchange Offers were extended only to eligible holders of Marvell Notes who properly completed and returned an eligibility certification confirming that they are either a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or not a “U.S. person” and outside the United States under Regulation S under the Securities Act for purposes of applicable securities laws.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security.

Cautionary Statement Regarding Forward Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: MTI’s failure to realize the anticipated benefits of the transaction, including as a result of its ability to integrate the businesses of Marvell and Inphi or due to unexpected costs, liabilities or delays related to such integration; MTI’s ability to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the completion of the transaction; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the transaction; the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and any related company or government policies and actions intended to protect the health and safety of individuals or government policies or actions intended to maintain the functioning of national or global economies and markets; legislative, regulatory and economic developments affecting MTI’s business; general economic and market developments and conditions including disruptions in its supply chain or in the supply chains of its customers or suppliers; the evolving legal, regulatory and tax regimes under which MTI operates; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as MTI’s response to any of the aforementioned factors. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors as well as other risks associated with the transaction and the combined company as described in the “Risk Factors” section of the joint proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (“SEC”) in connection with the transaction, and risks and uncertainties that affect Inphi’s business as described in the “Risk Factors” section of Marvell’s most recent Annual Report on Form 10-K and other documents filed by MTI, Marvell or Inphi from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.

Media Contact:

MTI Investor Relations:

Ashish Saran

408-222-0777

ir@Marvell.com